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                                                                  Exhibit 99.1

                                    EXHIBIT 1

                     AMENDMENTS TO THE AMENDED AND RESTATED

                         BY-LAWS OF LOTUS PACIFIC, INC.



1.  SECTION 3 OF ARTICLE III OF THE BY-LAWS SHALL BE DELETED IN
    ITS ENTIRETY AND A NEW SECTION 3 OF ARTICLE III SHALL BE
    ADDED AND READ AS FOLLOWS:

        Section 3. Election and Term. (a) Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the directors shall be divided into three classes, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 2002 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 2003 annual meeting of stockholders and Class III directors shall be initially elected for a term expiring at the 2004 annual meeting of stockholders. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. (b) Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole board shall shorten the term of any incumbent director.


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2.  SECTION 12 OF ARTICLE III OF THE BY-LAWS SHALL BE DELETED
    IN ITS ENTIRETY AND A NEW SECTION 12 OF ARTICLE III SHALL
    BE ADDED AND READ AS FOLLOWS:

        Section 12. Removal of Directors. Subject to the rights of the holders of any series of preferred stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares then entitled to vote thereon. For purposes of this Section 12, "cause" is defined as (i) willful misconduct in connection with the duties as a director or (ii) conviction of (a) a felony or (b) a misdemeanor involving moral turpitude.

3.  SECTION 1 OF ARTICLE VIII OF THE BY-LAWS SHALL BE DELETED
    IN ITS ENTIRETY AND A NEW SECTION 1 OF ARTICLE VIII SHALL
    BE ADDED AND READ AS FOLLOWS:

        Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular or special meeting or by unanimous written consent of the Board of Directors or by written consent of the holders of a majority of shares entitled to vote thereon. Notice of any alteration, amendment or repeal or the adoption of new By-Laws to be proposed at a meeting of stockholders or the Board of Directors shall be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments adopted at a meeting of stockholders or the Board of Directors shall be approved by the holders of a majority of shares entitled to vote thereon. Notwithstanding the foregoing, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares entitled to vote thereon shall be required to alter, amend, repeal or adopt any provision inconsistent with, Sections 3 and 12 of Article III and this Section 1 of Article VIII.